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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement of Telemundo Group, Inc. and Subsidiaries on Form S-3 of our report dated March 27, 1995 relating to the financial statements of Video 44 as of December 31, 1994 and 1993 and for each of the two years in the period ended December 31, 1994, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
Chicago, Illinois
November 21, 1995